Exhibit 10.14

Portions of this exhibit indicated by bracketed asterisks have been omitted because they are not material and would likely cause competitive harm to NextCure, Inc. if publicly disclosed.

LEASE AGREEMENT

THIS LEASE AGREEMENT (“this Lease”) is made as of this 30 day of January, 2019, between ARE-8000/9000/10000 VIRGINIA MANOR, LLC, a Delaware limited liability company (“Landlord”), and NEXTCURE, INC., a Delaware corporation (“Tenant”).

BASIC LEASE PROVISIONS

Address:	Suite 140, 8000 Virginia Manor Road, Beltsville, Maryland 20705.

Premises (before 9000 VMR Effective Date):

That portion of the Project, containing approximately 14,075 rentable square feet, as shown as the hatched area on Exhibit A. Gaudreau, Inc., Landlord’s architect, has measured the area of the Premises pursuant to the BOMA 2017 for Office Buildings: Standard Methods of Measurement as adopted by the Building Owners and Managers Association International (ANSI/BOMA Z65.1-2017). Tenant acknowledges receipt of such measurement and confirms that (a) Tenant has had an opportunity to confirm such measurement with an architect of its selection before the Commencement Date, and (b) such measurement shall be conclusive as to the area of the Premises.

Premises (from and after 9000 VMR Effective Date):

That portion of the Project, containing approximately 49,130 rentable square feet, which consists of the following: (a) approximately 14,075 rentable square feet (“8000 VMR Premises”) located in the 8000 VMR Building (as defined below) as shown as the hatched area on Exhibit A attached hereto, and (b  approximately 35,055 rentable square feet (“9000 VMR Premises”) located in the 9000 VMR Building (as defined below) as shown as the hatched areas on Exhibits A-1 and A-2 attached hereto. Gaudreau, Inc., Landlord’s architect, has measured the area of the Premises pursuant to the BOMA 2017 for Office Buildings: Standard Methods of Measurement as adopted by the Building Owners and Managers Association International (ANSI/BOMA Z65.1-2017). Tenant acknowledges receipt of such measurement and con firms that (a) Tenant has had an opportunity to confirm such measurement with an architect of its selection before the Commencement Date, and (b) such measurement shall be conclusive as to the area of the Premises.

Project:

The real property on which (a) the building in which the 8000 VMR Premises are located (“8000 VMR Building”), (b) the building in which the 9000 VMR Premises are located (“9000 VMR Building”), and (c) the building having a street address of 10000 Virginia Manor Road, Beltsville, Maryland (“10000 VMR Building”) is located, together with all improvements on such real property and appurtenances thereto as described on Exhibit B.

Rentable Area of Premises (before 9000 VMR Effective Date):	14,075 sq. ft.

Rentable Area of Premises (from and after 9000 VMR Effective Date):	49,130 sq. ft.

Base Rent	$[***], per month (8000 VMR Premises)

(Commencement Date):

Base Rent (effective as of September 1,2025):	$[***], per month (8000 VMR Premises) $[***], per month (9000 VMR Premises)†

† If the 9000 VMR Effective Date occurs before September 1,2025, the Base Rent for the 9000 VMR Premises shall be amount (based on an annual per rentable square foot basis) that is then being paid by Tenant for the 8000 VMR Premises as of the 9000 VMR Effective Date, and the Base Rent for the 9000 VMR Premises shall be increased in the same manner and amount, and at the same time, as the Base Rent for the 8000 VMR Premises.

Rentable Area of Project:	191,884 sq. ft.

Tenant’s Share of Operating Expenses (before 9000 VMR Effective Date):	[***]%

Tenant’s Share of Operating Expenses (from and after 9000 VMR Effective Date):	[***]%

Security Deposit:	$[***]

Target Commencement Date:	June 1,2019

Rent Adjustment Percentage:	[***]%

Base Term:

Beginning on the Commencement Date and ending 130 months from the first day of the first full month following the Commencement Date. If the Commencement Date is the first day of the month, then the Base Term shall end on the last day of the 130th month from and including the month during which the Commencement Date occurs.

Permitted Use:

Research and development laboratory, bio-manufacturing, GMP manufacturing, general office and other related or ancillary uses consistent with the character of the Project, and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment: For check pavments remit to: [***] For wire/ACH payments:	Landlord’s Notice Address: [***]

Bank name:	[***]
Bank address:
Phone number:
Account name:
Account number:
ABA number
Other instructions:

Tenant’s Notice Address): Attn: Michael Richman, President Suite 200 9000 Virginia Manor Road Beltsville, Maryland 20705	With a copy (which shall not constitute notice) to: Suite 200 9000 Virginia Manor Road Beltsville, Maryland 20705 Attn: Chief Financial Officer

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

☒ EXHIBIT A - PREMISES DESCRIPTION
☒ EXHIBIT A-1-EXISTING 9000 VMR PREMISES
☒ EXHIBIT A-2 - ADDITIONAL 9000 VMR PREMISES
☒ EXHIBIT B - DESCRIPTION OF PROJECT
☒ EXHIBIT C — WORK LETTER
☒ EXHIBIT C-1-9000 VMR WORK LETTER
☒ EXHIBIT D - COMMENCEMENT DATE
☒ EXHIBIT E - RULES AND REGULATIONS
☒ EXHIBIT F - TENANT’S PERSONAL PROPERTY
☒ EXHIBIT G — APPROVED FORM OF LETTER OF CREDIT

1.                                      Lease of Premises.  Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord.  The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.” Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of or access to the Premises for the Permitted Use.  Subject to Force Majeure (as defined in Section 34), a Taking (as defined in Section 19).  the provisions of the preceding sentence and Section 71,and Section 2 below, Tenant shall have access to and egress from the Building, the Premises, the Common Areas, and the parking spaces provided by Landlord to Tenant pursuant to the terms of this Lease, 24 hours a day, 7 days a week.

2.                                      Delivery; Acceptance of Premises; Commencement Date.  Landlord shall use reasonable efforts to make the Premises vacant and available to Tenant on or before the Target Commencement Date (“Delivery,” “Deliver” or “Delivered”).  Before entering the Premises to construct Tenant Improvements under the Work Letter, Tenant shall deliver to Landlord evidence of the insurance required hereby and by the Work Letter (collectively, the “Deliverables”).  If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein.  If Landlord does not deliver the Premises within 60 days of the Target Commencement Date for any reason (including Force Majeure Delays [as defined below]) other than the non-satisfaction of the Contingency (as defined in Section 2(c)

below), this Lease may be terminated by Tenant by written notice to Landlord, and if so terminated by Tenant:  (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease.  As used herein, “Force Majeure Delays” means delays arising by reason of any Force Majeure (as defined in Section 34).  If Tenant does not elect to so terminate this Lease within 20 days of the lapse of such 60 day period, such right to terminate this Lease shall be waived and this Lease shall remain in full force and effect; provided, however, that if Landlord Delivers the Premises within such 20 day period, Tenant’s election to terminate this Lease shall automatically become null and void, whereupon this Lease shall remain in full force and effect.

(a)                                 Commencement Date.  The “Commencement Date” shall be the earlier of:  (i) the date Landlord Delivers the Premises to Tenant; and (ii) the date Tenant conducts any business in the Premises or any part thereof.  Upon request of either Landlord or Tenant, both parties shall execute and deliver a written acknowledgment of the Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, that no party’s failure to execute and deliver such acknowledgment shall affect the other party’s rights hereunder.  The “Term” of this Lease shall be the Base Term, as defined above in the Basic Lease Provisions, and the Renewal Term that Tenant may elect pursuant to Section 41.

(b)                                 Condition of Premises.  Landlord shall Deliver the Premises to Tenant in a broom clean condition, free of debris and personal property of any kind or nature, and in an “as is” condition; provided, however, that (*) Landlord shall repair, or cause to be repaired, any damage to the Premises resulting from the removal of certain fireproof safes and cubicles from the Premises before the Commencement Date (ordinary wear and tear excepted), and (ii) within a reasonable period of time after the Current Tenant (as defined below) vacates the 8000 VMR Premises, Landlord shall remove, or cause to be removed, from the 8000 VMR Premises at Landlord’s sole cost and expense the document file storage system located in the “documentation room” and the fire suppression system serving such space.  Except as expressly set forth in this Lease, Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use.  This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein.  Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

(c)                                  Latent Defects.  Notwithstanding the foregoing provisions of this Section 2 Tenant shall have a period of 90 days after Landlord’s Delivery of the Premises to Tenant to reasonably identify in writing any latent defects to the mechanical, electrical, and plumbing systems and the structural components serving the Premises.  For purposes of this paragraph, “latent defects” means those material defects in such systems and/or components that could not have been identified or discovered through a reasonable inspection of such systems or components conducted by a qualified technician.  Landlord will promptly repair such identified latent defects (subject to Landlord’s reasonable confirmation that such defects are, in fact, latent defects).

(d)                                 Contingency.  This Lease is contingent (“Contingency”) on NVR, Inc., a Virginia corporation, the current tenant in the Premises (“Current Tenant”), vacating the Premises by May 31, 2019.  If Current Tenant fails to vacate the Premises by such date, Tenant shall have the right to terminate this Lease by sending written notice thereof to Landlord by no later than June 30, 2019 (but if the Current Tenant vacates the Premises before Landlord receives such termination notice, such termination notice shall be void and of no effect) whereupon:  (i) the Security Deposit, or any balance thereof (i.e., after deducting therefrom at amounts to which Landlord is entitled under the provisions of this Lease) and the first month’s Base Rent, shall be returned to Tenant, and (ii) neither Landlord nor Tenant shall have any further rights, duties, or obligations under this Lease, except with respect to provisions that expressly survive termination of this Lease.  Within 10 days after written request from Landlord or Tenant, Landlord and Tenant shall execute and deliver a statement in form and substance reasonably acceptable to them confirming that the Contingency has been satisfied or waived.  Tenant understands, acknowledges, and agrees that Landlord makes no guaranty, representation, or assurance that Current Tenant will vacate the Premises by May

31,2019.  If Tenant does not elect to so terminate this Lease, such right to terminate this Lease shall be waived, Tenant’s termination right in the first paragraph of this Section 2 shall not apply, and this Lease shall remain in full force and effect.

(e)                                  Obligation to Expand to 9000 Virginia Manor Road.  As of the date of this Lease, pursuant to a Sublease between Tenant, as subtenant, and Lupin, Inc., as sublandlord (“Lupin”), Tenant subleases (“Existing 9000 VMR Sublease”) the premises located at 9000 Virginia Manor Road, Beltsville, Maryland containing approximately 24,846 rentable square feet and as more fully shown as the hatched area on Exhibit A-1 attached hereto (“Existing 9000 VNIR Premises”).  In addition to the Existing 9000 VMR Premises, as of the date of this Lease, Tenant and Lupin are in discussions for Tenant to sublease (if executed and delivered, the “Additional 9000 VMR Sublease”) from Lupin the balance of the space Leased by Lupin from Landlord (if so subleased, the “Additional 9000 VMR Premises”).  The Additional 9000 VMR Premises contain approximately 10,209 rentable square feet as more fully shown on Exhibit A-2 attached hereto.  The Existing 9000 VMR Premises and the Additional 9000 VMR Premises contain a total of approximately 35,055 rentable square feet (“9000 VMR Premises”).  The 9000 VMR Sublease and the Additional 9000 VMR Sublease (collectively, the “9000 VMR Sublease”) are scheduled to expire on August 31,2025.  Effective as of the first to occur of (i) September 1,2025, the day after the expiration of the 9000 VMR Sublease, and (ii) the termination of the 9000 VMR Sublease (“9000 VMR Effective Date”), Landlord shall lease to Tenant, and Tenant shall lease from Landlord, the 9000 VMR Premises.  Except for the 9000 VMR TI Allowance (as defined in Exhibit C-1 attached hereto), Landlord shall have no obligation to provide any abatement of Base Rent or any TI Allowance or any other form of allowance for improvements to the 9000 VMR Premises, the 9000 VMR Premises shall be leased in its then current “as is” condition, the calendar year for measuring increases in Controllable Operating Expenses (as defined in Section 5) with respect to the 9000 VMR Premises shall be calendar year 2025 (rather than calendar year 2019), and the Term for the 9000 VMR Premises shall be coterminous with the Term for the 8000 VMR Premises.  Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of ah or any portion of the 9000 VMR Premises and/or the suitability of the 9000 VMR Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the 9000 VMR Premises are suitable for the Permitted Use.  This Lease constitutes the complete agreement of Landlord and Tenant with respect to the leasing of the 9000 VMR Premises and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein.  Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.  On the 9000 VMR Effective Date, the Basic Lease Provisions shah be amended by replacing the defined terms “Premises,” “Rentable Area of Premises,” “Tenant’s Share of Operating Expenses,” and “Base Rent” with the new definitions for such terms set forth in the Basic Lease Provisions.  Within 10 days after Landlord’s request (and in all events before the 9000 VMR Effective Date, Tenant shall at its expense complete and submit any documentation required by the applicable Governmental Authority (including, but not limited to, the Washington Suburban Sanitary Commission (“WSSC”)) for the issuance of a plumbing authority (or comparable) permit relating to laboratory water and wastewater usage at the 9000 VMR Premises.  Such documentation includes, but is not limited to, an Industrial Wastewater Survey on the form specified by WSSC’s Regulatory Services Division, Industrial Discharge Control Section.  At Landlord’s request, Tenant shall also meet with Landlord and WSSC personnel at the Project to review cooperatively matters relating to water and wastewater usage, including, but not limited to, laboratory processes.

3.                                      Rent.

(a)                                 Base Rent.  The first months Base Rent for the Premises and the Security Deposit shall be due and payable on delivery of an executed copy of this Lease to Landlord. Beginning on the Commencement Date (but subject to the Base Rent Abatement), Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent with respect to the Premises on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing.  Payments of Base Rent for any fractional calendar month shall be prorated.  The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

(b)                                 Additional Rent.  In addition to Base Rent and subject to the provisions of Section 4(a) below, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”):  (i) Tenants Share of Operating Expenses (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4.                                      Base Rent Adjustments.  Base Rent shall be increased:  (a) as of the Commencement Date by an amount equal to [***]% per annum multiplied by the amount outstanding, from time to time, of the Additional Tenant Improvement Allowance (as defined in the Work Letter) elected to be drawn from time to time by Tenant pursuant to the Work Letter, and (b) on each anniversary of the first day of the first full month during the Term of this Lease (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date (excluding any amount set forth in Section 4(a) above).  Base Rent, as so adjusted, shall thereafter be due as provided herein.  Base Rent adjustments for any fractional calendar month shall be prorated.

(a)                                 Base Rent Abatement.  Notwithstanding anything to the contrary contained in this Lease, but provided Tenant is not in Default hereunder, Landlord hereby grants Tenant an abatement of the Base Rent payable during the period beginning on the Commencement Date and ending 10 months after the Commencement Date (“Base Rent Abatement”).  For the avoidance of doubt, if the Commencement Date occurs on the first day of a month, the Base Rent Abatement will be measured from that date.  If the Commencement Date occurs on a day other than the first day of a month, the Base Rent Abatement will be measured from the first day of the following month.  Except as provided in the preceding sentences, Tenant shall pay the full amount of Base Rent due in accordance with the provisions of this Lease.  The administration rent set forth in Section 5 below shall not be abated and shall be based on the amount of Base Rent that would have been payable but for the Base Rent Abatement.  Notwithstanding anything to the contrary in this Section 4(a), the adjustment in the Base Rent as set forth in this Section 4 shall be based on the full and unabated amount of Base Rent payable for the first 12 month period from and after the Commencement Date.

5.                                      Operating Expense Payments.  Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (“Annual Estimate”), which may be revised by Landlord from time to time during such calendar year based on changes in actual Operating Expenses.  Beginning on the Commencement Date, Tenant shall pay Landlord on or before the first day of each calendar month during the Term hereof an amount equal to 1/12th of Tenant’s Share of the Annual Estimate.  Payments for any fractional calendar month shall be prorated.

The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Building (including the Building’s Share of all costs and expenses of any kind or description incurred or accrued by Landlord with respect to the Project that are not specific to the Building or any other building located in the Project) (including, without duplication, Taxes (as defined in Section 9), capital repairs and improvements (such capital repairs and improvements to be amortized over their useful life in accordance with generally acceptable accounting principles consistently applied (“GAAP”)) (“Permitted Capital Expenditures”), and the costs of Landlords third party property manager (not to exceed [***]% of Base Rent) or, if there is no third party property manager, administration rent in the amount of [***]% of Base Rent).  Operating Expenses shall not include:

(a)                                 the original construction costs of the Project and renovation prior to the date of this Lease and costs of correcting defects to such original construction or renovation;

(b)                                 except for Permitted Capital Expenditures, capital expenditures or improvements for expansion of the Project or for any other purpose;

(c)                                  interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, penalties assessed as a result of Landlord’s late payment of such amounts, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;

(d)                                 depreciation of the Project (except for Permitted Capital Expenditures);

(e)                                  advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, in eluding any leasing office maintained in the Project, free rent and construction allowances for tenants;

(f)                                   legal and other expenses incurred in the negotiation or enforcement of leases;

(g)                                  completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants or prospective tenants within their premises (and any cash or other consideration paid by Landlord on account of or in lieu of such alterations), and costs of correcting defects in such work;

(h)                                 costs of utilities and cleaning other than Common Area utilities and cleaning, it being understood that Tenant shall pay Premises utility and cleaning costs directly to the respective provider;

(i)                                     costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(j)                                    salaries, wages, benefits and other compensation paid to employees of Landlord who are not assigned in whole to the operation, management, maintenance or repair of the Project, which salaries, wages, benefits and other compensation shall be prorated if such employees are assigned in part to the Project;

(k)                                 salaries, benefits, or fees of employees above the grade of senior property manager or for officers or partners of Landlord;

(l)                                     general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(m)                             costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, in eluding legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(n)                                 costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement;

(o)                                 penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlords^ failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(p)                                 overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(q)                                 Project; costs of Landlord^ charitable or political contributions, or of fine art maintained at the Project;

(r)                                    costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(s)                                   costs incurred in the sale or refinancing of the Project;

(t)                                    net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;

(u)                                 reserves for future repairs and replacements;

(v)                                 increases in Landlord’s insurance premiums that are directly and specifically attributable to activities being conducted by another tenant at the Project as identified in writing by Landlord’s insurance carrier or broker;

(w)                               any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project under the terms of any insurance policy, warranty, or condemnation award;

(x)                                 costs incurred in connection with environmental clean up, response action, or remediation on, in or under or about the Project, to the extent such costs relate to matters existing before the Commencement Date, but excepting costs of normal and customary testing and monitoring; and

(y)                                 accounting fees, other than those incurred in connection with the preparation of statements required pursuant to the provisions of this Lease and similar provisions of other leases of space in the Project.

Within 120 days after the end of each calendar year, Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail:  (a) the total and tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year.  If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.  If Tenant remits payment to Landlord during such 30 day period, such payment shall not prejudice Tenant’s right under this Section 5 to contest the Annual Statement as dong as such notice of contest is delivered to Landlord before the expiration of the 90 day period described in the paragraph below.

The Annual Statement shall be final and binding upon tenant unless Tenant, within 90 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor.  If, during such 90 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Excess Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records in connection with the operation of the Project and such information in connection with the operation of the Project as Landlord reasonably determines to be responsive to Tenant’s initial questions or subsequent questions based on Tenant’s review of such books and records (“Expense Information”).  Tenant shall have the right to supplement the items it elects to contest in good faith by so notifying Landlord in writing (which notice shall specify the additional items con tested and the reasons therefor).  If after Tenant’s review of such Expense to formation, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Excess Operating Expenses, then Tenant shall have the right to have an independent public accounting firm selected by Tenant from among the 5 largest in the United States, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review the Expense Information for the year in question (“Independent Review”).  The results of any such Independent Review shall be binding on Landlord and Tenant If the Independent Review shows that Tenant’s actual payments with respect to the Excess Operating Expenses for the calendar year in question exceeded Tenant’s Share of Excess Operating Expense for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Excess Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration, or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.  If the Independent Review shows that Tenant’s payments with respect to Excess Operating Expenses for such calendar year were less than Tenant’s Share of Excess Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement.  If the Independent Review shows that Tenant has overpaid Tenant’s Share of Excess Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review.  Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated.

“Tenants Share” shall be the percentage set forth in the Basic Lease Provisions as Tenant’s Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter.  Landlord may equitably increase Tenants Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use.  Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

Notwithstanding any contrary provision contained in this Lease, the Controllable Operating Expenses (as defined below) shall be capped so that no increase in the Controllable Operating Expenses exceeds 5% per calendar year based on the actual Controllable Operating Expenses incurred during calendar year 2019.  As a result, the actual annual increase in Controllable Operating Expenses in any given calendar year from and after calendar year 2019 may be less than or equal to 5% (but shall not exceed 5%).  The calculations made under this paragraph shall be made on a current basis with reference to the calendar year in question, and no retroactive adjustments shall be made at the end of the Term for the preceding calendar years.  For purposes of this Lease,(1) “Controllable Operating Expenses” means al! Operating Expenses except Non-Controllable Operating Expenses, and (2) “Non-Controllable Operating Expenses” means insurance premiums, real estate taxes, costs of snow and ice removal, and utilities rates.

6.                                      Security Deposit.  Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (“Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth in the Basic Lease Provisions, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (“Letter of Credit”):  (i) in form and substance reasonably satisfactory to Landlord (Landlord hereby approves the form of Letter of Credit attached hereto as a part hereof as Exhibit G), (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution on satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in the State of Maryland or the Commonwealth of Virginia, it being agreed that Silicon Valley Bank, N.A, is an approved financial institution for the purposes hereof.  If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit.  The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease.  The Security Deposit is not an advance rental deposit or a measure of Landlord^ damages in case of Tenant’s default.  Upon each occurrence of a Default (as defined in Section 20).  Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law.  Upon any such use of al! or any portion of the Security Deposit, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to the amount set forth in the Basic Lease Provisions.  Tenant hereby waives the provisions of any Legal Requirement, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reason ably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other actual loss or damage (and not consequential or punitive damages) caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant- Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings.  Upon any such use of all or any portion of the Security Deposit, Tenant shall, within 5 days after demand from Landlord, restore the Security Deposit to its original amount.  If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shah be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 60 days after the expiration or earlier termination of this Lease.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein.  Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee.  Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

7.                                      Use.  The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101,et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”).  Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement.  Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits.  Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement.  Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises.  Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose.  Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project.  Tenant shall not place any machinery or equipment weighing 500 pounds or more (unless it has a live load of 125 pounds or less per square foot) in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord.  Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use,

(a)                                 Modifications to Common Areas.  Landlord shall, as an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located) or at Tenant’s expenses (to the extent such Legal Requirement is applicable solely by reason of Tenant’s, as compared to other tenants of the Project, particular use of the Premises) make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements, in eluding the ADA, Tenant, at its sole expense, shall make any alterations or modifications to the interior of the Premises that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA; provided, however, that Landlord shall, at no cost or expense to Tenant, make alterations or modifications to the interior of the Premises to the extent that (i) the Premises do not comply with the ADA as of the Commencement Date, and (ii) Tenant notifies Landlord of such non-compliance within 30 days after the Commencement Date (which notification shall be based on a written report obtained by Tenant and prepared by a third party architect licensed by the State of Maryland, which report Tenant shall provide to Landlord along with such notification).  Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and ah demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with Legal Requirements as they relate to or pertain to the Premises, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement.

(b)                                 Loading Dock.  The Building contains a loading dock (“Loading Dock”).  Tenant shall have a non-exclusive license to use the Loading Dock in common with other tenants in the Building in accordance with the Legal Requirements and the terms and conditions of this paragraph.  The license granted hereby is personal to Tenant and shall not be assigned or otherwise pledged or transferred, directly or indirectly, except in connection with a Permitted Assignment.  Tenant shall use the Loading Dock in a manner that will not unreasonably interfere with the rights of any tenants or occupants in the Building.  Landlord assumes no responsibility for enforcing Tenant’s rights or for protecting the Loading Dock from any person or entity, including, but not limited to, other tenants or occupants of the Building.  Landlord shall keep and maintain the Loading Dock in reasonably good condition.  During any period of replacement, repair, or maintenance of the Loading Dock when it is not operational, Landlord shall have no obligation to provide Tenant with alternative, supplemental, temporary, or back-up loading dock.  Landlord makes no warranties of any kind, express or implied, with respect to the Loading Dock, and Landlord disclaims any such warranties.  Without limiting the foregoing, Tenant expressly acknowledges and agrees that Landlord does not guaranty or warrant that the Loading Dock will be operational at all times, will be of sufficient capacity to accommodate Tenants use thereof, will be free of Hazardous Materials, or will function or perform adequately, and Landlord shall not be liable for any damages resulting from the failure of the Loading Dock.  Although the Loading Dock does not form a part of the Premises, the provisions of this Lease (i) governing Tenant’s use, operation, and enjoyment of the Premises, (ii) imposing obligations on Tenant for matters occurring in, on, within, or about the Premises (excluding maintenance, repair, restoration, and similar obligations) or arising out of the use or occupancy of the Premises including, but not limited to, those obligations relating to insurance, indemnification, Hazardous Materials Clearance, and environmental requirements), or (iii) limiting Landlord’s liability, shall apply with equal force to Tenant’s use of the Loading Dock.  If Tenant Defaults in its obligations under this Section 7(b).  Landlord shall have the right, in addition to any other rights and remedies available to Landlord for a Default by Tenant, to terminate immediately Tenants license to use the Loading Dock but only in connection with Landlord’s exercise of its right to terminate this Lease or dispossess Tenant from the Premises.  The expiration or earlier termination of this Lease shall automatically terminate the license hereby granted to Tenant to so use the Loading Dock.  The terms and provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

8.                                      Holding Over.  If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) al! of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease.  If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that (1)for the first 60 days of the holdover, the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term, and (2) thereafter, the monthly rental shall be equal to 200% of Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over (including consequential damages if Landlord has advised Tenant in advance of any particular consequential damages that Landlord may incur or suffer as a result of Tenant’s holding over, including, without limitation, consequential damages that Landlord may incur or suffer by reason of Landlord’s inability to lease the Premises or deliver occupancy to a particular tenant).  No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises.  Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9.                                      Taxes.  Landlord shall pay, as part of Operating Expenses, all taxes, levies, assessments and governmental charges of any kind (collectively referred to as “Taxes”) imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes:  (i) imposed on or measured by or based, in whole or in part, on rent payable to Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or main ten a nee of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by, any Governmental Authority, or (v) imposed as a license or other fee on Landlord^ business of leasing space in the Project.  Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes.  Taxes shall not include any net income, inheritance, estate, succession, gift, or profit taxes imposed on Landlord unless such taxes are in substitution for any Taxes payable hereunder.  If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require.  Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant.  If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to ail tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes.  Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent an error in the determination of such excess assessed valuation or its calculation.  The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord within 15 days after demand.

10.                               Parking.  Subject to all Legal Requirements, Force Majeure, a Taking (as defined in Section 19 below), the exercise by Landlord of its rights hereunder, and Landlord’s rules and regulations, the parking ratio at the Project shall be not less than 3 standard sized spaces per 1,000 leased rentable square feet of the Premises.  Tenant shall have the right at no additional cost or expense to Tenant, in common with other tenants of the Project, to park in those areas designated for non-reserved parking.  In addition, Tenant shall have the exclusive right to 4 reserved parking spaces next to the designated handicapped parking spaces in existence as of the Commencement Date located at the entrance to Tenant’s premises located at 9000 Virginia Manor Drive, Beltsville, Maryland.  Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project or for enforcing any such reservation of parking spaces.

11.                               Utilities; Services.  During the Term, Landlord shall provide, subject to the terms of this Section 11 janitorial services to the Common Areas, hot and cold running water, electricity for normal lighting purposes and operation of office equipment, heat, air conditioning, light, power, telephone, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plum bed for such services) (collectively, “Utilities”).  Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises (except those Utilities that are separately metered, as described in the following sentence), all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon.  The utilities serving the Premises are separately metered (except for water), and Tenant shall pay directly to the Utility provider, prior to delinquency, such separately metered Utilities and services that may be furnished to Tenant or the Premises during the Term.  Tenant shall pay, as part of Operating Expenses, its share of all charges for the jointly metered water service provided to the Premises based upon consumption, as reasonably determined by Landlord, Landlord may cause, at Tenant’s expense, the water service to be separately metered or charged directly to Tenant by the provider.  No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or, except as provided in this Section 11,the abatement of Rent.  Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use.

Notwithstanding anything to the contrary set forth herein, if (i) a stoppage of an Essential Service (as defined below) to the Premises shall occur and such stoppage is due solely to the negligent acts or omissions of Landlord and not due in any part to any act or omission on the part of Tenant or any Tenant Party or any matter beyond Landlord’s reasonable control (any such stoppage of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption continues for more than 6 consecutive business days after Landlord shall have received written notice thereof from Tenant, and (iii) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises are materially and adversely affected, then, to the extent that such Service Interruption is covered by rental interruption insurance carried by Landlord pursuant to this Lease, there shall be an abatement of 1 day’s Base Rent for each day during which such Service Interruption continues after such 6 business day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant con ducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Base Rent shall only be proportionate to the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises.  The rights granted to Tenant under this paragraph shall be Tenant’s sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services.  For purposes hereof, the term “Essential Services” shall mean the following services:  access to the Premises, HVAC service, water, sewer, and electricity, but in each case only to the extent that Landlord has an obligation to provide same to Tenant under this Lease.  The provisions of this paragraph shall only apply as long as NextCure, Inc. is the tenant occupying the Premises under this Lease and shah not apply to any assignee or sublessee.

Tenant agrees to provide Landlord with access to Tenant’s water and/or energy usage data on a monthly basis, either by providing Tenant’s applicable utility login credentials to Landlord’s designated online portal, or by another delivery method reasonably agreed to by Landlord and Tenant.  The costs and expenses incurred by Landlord in connection with receiving and analyzing such water and/or energy usage data (including, without limitation, as may be required pursuant to applicable Legal Requirements) shall be included as part of Operating Expenses.

12.                               Alterations and Tenant’s Property.  Except as provided in the Work Letter, any a iterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion to the extent and with regard to the portion of any such Alteration that affects the structure or Building Systems, but which shall otherwise not be unreasonably withheld, conditioned, or delayed.  Tenant may construct non structural Alterations in the Premises without Landlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $100,000 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 7 business days in advance of any proposed construction.  If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s reasonable discretion.  Any request for approval shall be in writing, delivered not less than 15 days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials.  Landlord’s right to review plans and specifications and to monitor construction shah be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements.  Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations.  Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to the actual third party, out-of-pocket charges incurred by Landlord in connection with any Alteration to pay for Landlord’s expenses for plan review, coordination, scheduling and supervision.  Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law.  Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance (in form and substance satisfactory to Landlord; form ACORD 28 [2006/07] is not satisfactory to Landlord) for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction.  Upon completion of any Alterations, Tenant shall deliver to Landlord:  (t) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

Other than (i) the items, if any, listed on Exhibit F attached hereto, (ii) any items agreed by Landlord in writing to be included on Exhibit F in the future, and (iii) any trade fixtures, machinery, equipment and other personal property not paid for out of the TI Fund (as defined in the Work Letter) which may be removed without material damage to the Premises, which damage shall be repaired (including capping or terminating utility hook-ups behind walls) by Tenant during the Term (collectively, “Tenants Property”), all property of any Kind paid for with the TI Fund, all Alterations, real property fixtures, built-in machinery and equipment, built-in casework and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises such as fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass was hi ng equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch (collectively, “Installations”) shall be and shall remain the property of Landlord during the Term and, following the expiration or earlier termination of the Term, shall remain upon and be surrendered with the Premises as part thereof in accordance with Section 28 following the expiration or earlier termination of this Lease; provided, however, that (1)at the expiration or earlier termination of the Term, Tenant may remove Installations paid out of the TI Allowance (as defined in the Work Letter) and Tenant’s property to the extent the Installations and such Tenants property are moveable or on skiffs or similar supporting devices (provided that Tenant shall at its sole cost repair any damage to the Premises or Building caused or occasioned by such removal, including capping or terminating utility hook-ups behind walls and repairing any holes); (2) Landlord shall, at the time its approval of such Installation or any subsequent Alteration is requested or at the time it receives notice of a Notice-Only Alteration, notify Tenant if Landlord has elected to cause Tenant to remove such Installation upon the expiration or earlier termination of this Lease (which election shah not be applicable to (a) any Alterations or Installations that are customarily found in office space, or (b) any improvements, Tenant’s property, or Installations performed as part of Tenant’s initial build out of the Premises, including without limitation, the construction performed pursuant to the Work Letter).  During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

On the expiration or earlier termination of the Term, Tenant shall surrender to Landlord the Premises as an inactive, decommissioned, validatable GMP manufacturing suite (but shall not be obligated to leave Installations, fixtures, machinery, or equipment in a validated, documented condition), with such documentation for such suite, if any, as shall then be required by applicable Legal Requirements (“Validation Documents”).  Landlord and its agents shall have the right to inspect and copy any Validation Documents (redacted to delete confidential or proprietary information).

13.                               Landlord’s Repairs.  Landlord, as an Operating Expense, shall maintain al! of the structural (including Building facade and roof), exterior, parking and other Common Areas of the Project, in eluding fire sprinklers and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good repair, uninsured losses and damages caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (collectively, “Tenant Parties”) excluded.  For avoidance of doubt but subject to the provisions of clauses (a) and (b) below, Building Systems do not include the rooftop equipment serving the Premises, which equipment Tenant shall maintain, repair, and replace at its sole cost and expense pursuant to the provisions of Section 14.  Losses and damages caused by Tenant or any Tenant Party shah be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense.  Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed.  Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant 24 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements.  Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall have a reasonable opportunity to effect such repair.  Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance; provided, however, that where reasonably possible, Landlord shall initiate curative action within 10 days after Landlord’s receipt of Tenant’s written notice.  Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein.  Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

14.                               Tenants Repairs.  Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition every portion of the Premises, including, without limitation, the Installations, entries, doors, ceilings, interior windows, interior walls, the interior side of demising walls, and any rooftop equipment serving the Premises.  Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term.  Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure.  If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant.  Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.  Under no circumstances shall Tenant stores and place any equipment, machinery, or other items of personal property outside of the Premises and within the Project.

(a)                                 Maintenance Contracts for MEP Systems.  Tenant shall, at its expense, at all times during the Term maintain with qualified contractors maintenance and repair contracts (“Maintenance Contracts”) for the rooftop equipment serving the Premises and all other mechanical, electrical, and plumbing systems serving the Premises (collectively, “MEP Systems”).  The Maintenance Contracts shall be in form and content reasonably satisfactory to Landlord.  Landlord shall be a third party beneficiary of the Maintenance Contracts and, within 30 days after Landlord’s request, Tenant shall deliver a copy of the Maintenance Contracts to Landlord.  Tenant shall, at its sole cost and expense, at all times during the Term maintain, repair, and replace the MEP Systems.

15.                               Mechanic’s Liens.  Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after the filing thereof, at Tenants sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant.  Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be due from Tenant as Additional Rent within 15 days after demand therefor.  If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises, in no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16.                               Indemnification.  Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by the willful misconduct or gross negligence of Landlord.  Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, Tenants persona) property (including, without limitation, loss of records kept within the Premises).  Tenant further waives any and all Claims for injury to Tenants business or loss of income relating to any such damage or destruction of Tenant’s personal property (including, without limitation, any loss of records).  Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

17.                               Insurance.  Landlord shall maintain al! risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project or such lesser coverage amount as Landlord may elect provided such coverage amount is not less than 90% of such full replacement cost.  Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $[***] for bodily injury and property damage with respect to the Project, and errors and omissions insurance.  Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project.  All such insurance shall be included as part of the Operating Expenses.  The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations).  Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

Tenant, at its sole cost and expense, shall maintain during the Term:  all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of (a) ail property and improvements installed or placed in the Premises by Tenant at Tenants expense, and (b) the Installations; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $[***] per occurrence for bodily injury and property damage with respect to the Premises.  The commercial general liability insurance policy shall name Landlord and Alexandria Real Estate Equities, Inc., and its and their respective members, officers, directors, employees, managers, and agents (collectively, “Landlord Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policy holder rating of A and financial category rating of at least Class X in Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 30 days prior written notice shall have been given to Landlord from the insurer; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies).  Copies of such policies (if requested by Landlord), or certificates of insurance (in form and substance satisfactory to Landlord; form ACORD 28 [2006/07] is not satisfactory to Landlord) showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance.  Tenant’s policy may be a “blanket policy” with an aggregate blanket location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy.  Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to:  (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and ail rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against.  Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage.  The failure of a party to insure its property shall not void this waiver.  Landlord and its respective

Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever.  If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project.

18.                               Restoration.  If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (“Restoration Period”).  If the Restoration Period is estimated to exceed 12 months (“Maximum Restoration Period”), either party may, by notice to the other party within 10 days after the date of such notification by Landlord, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction.  In case of any such termination, Tenant shall cause the insurance proceeds attributable to the repair and restoration of the Installations to be assigned, delivered, and paid over to Landlord as Landlord may direct.  Unless either party so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant and the Installations), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, in which event Landlord shah be relieved of its obligation to make such repairs or restoration end this Lease shall terminate as of the date that is 75 days after the later of:  (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord (including, but not limited to, Tenant’s obligation to repair and restore the Installations) and shall promptly re-enter the Premises and commence doing business in accordance with this Lease.  Notwithstanding the foregoing, Landlord may terminate this Lease if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage, or if insurance proceeds are not available for such restoration.  Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenants business.  Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate this Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters,

19.                               Condemnation.  If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair

Landlord’s ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date.  If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances.  Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord “Tenant’s interest, if any, in such award.  Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses, damage to Tenant’s trade fixtures, or other compensable property interest authorized by applicable Legal Requirements, if a separate award for such items is made to Tenant.  Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20.                               Events of Default.  Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a)                                 Payment Defaults.  Tenant shall fail to pay any installment of Rent, or any other payment hereunder, following Landlord’s notice of such non-payment and the expiration of three (3) days; provided, however, that Landlord will give Tenant such notice and opportunity to cure such failure to pay Rent within 3 days of any such notice not more than once in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.

(b)                                 Insurance.  Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.

(c)                                  Abandonment.  Tenant shall abandon the Premises without (i) the release of the Premises of all Hazardous Materials Clearances and free of any residual impact from the Tenant HazMat Operations, and (ii) complying with the provisions of Section 28.

(d)                                 Improper Transfer.  Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, OF otherwise judicially seized and such action is not released within 90 days of the action.

(e)                                  Liens.  Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 15 days after any such lien is filed against the Premises.

(f)                                   Insolvency Events.  Tenant or any guarantor or surety of Tenant’s obligations hereunder shall:  (A) make a general assignment for the benefit of creditors; (B) com me nee any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if tenant, guarantor or surety is a corporation, partnership or other entity).

(g)                                  Estoppel Certificate or Subordination Agreement.  Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a second notice requesting such document.

(h)           Work Letter and 9000 VMR Work Letter.  Tenant fails to perform any obligation imposed on it under the terms and conditions of the Work Letter or the 9000 VMR Work Letter (as applicable), which failure is not cured within any applicable notice and cure period specifically set forth in the Work Letter or the 9000 VMR Work Letter, as applicable.

(i)            Other Defaults.  Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 20 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(i) hereof shall:  (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(i) is such that it not be cured by the payment of money and reasonably requires more than 20 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 20 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shah be completed no later than 60 days from the date of Landlord’s notice.

21.          Landlord’s Remedies.

(a)           Interest.  Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act.  All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to [***]% per annum or the highest rate permitted by law (“Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent.  Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b)           Late Payment Rent.  Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain.  Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises.  Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum of [***]% of the overdue Rent as a late charge (provided that Tenant shall not be required to pay such late charge upon the first occurrence of a late payment by Tenant of Rent).  The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.  In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c)           Re-Entry.  Landlord shall have the right, immediately or at any time thereafter, without further notice to Tenant (unless otherwise provided herein), to enter the Premises, without terminating this Lease or being guilty of trespass, and do any and all acts as Landlord may deem necessary, proper or convenient to cure such default, for the account and at the expense of Tenant, any notice to quit or notice of Landlord’s intention to re-enter being hereby expressly waived, and Tenant agrees to pay to Landlord as Additional Rent 311 damage and/or expense incurred by Landlord in so doing, including interest at the Default Rate, from the due date until the date payment is received by Landlord.

(d)           Termination.  Landlord shall have the right to terminate this Lease and Tenant’s right to possession of the Premises and, with or without legal process, take possession of the Premises and remove Tenant, any occupant and any property therefrom, using such force as may be necessary, without being guilty of trespass and without relinquishing any rights of Landlord against Tenant, any notice to quit, or notice of Landlord’s intention to re-enter being hereby expressly waived.  Landlord shall be entitled to recover damages from Tenant for all amounts covenanted to be paid during the remainder of the Term (except for the period of any holdover by Tenant, in which case the monthly rental rate stated at Section 8 herein shall apply), which may be accelerated by Landlord at its option, together with (i) all expenses of any proceedings (including, but not limited to, legal expenses and attorney’s fees) which may be necessary 泊 order for Landlord to recover possession of the Premises, (ii) the expense$ of the re-renting of the Premises (including, but not limited to, any commissions paid to any real estate agent, advertising expense and the costs of such alterations, repairs, replacements or modifications that Landlord, in its sole judgment, considers advisable and necessary for the purpose of re-renting), and (iii) interest computed at the Default Rate from the due date until paid; provided, however, that there shall be credited against the amount of such damages all amounts received by Landlord from such re-renting of the Premises, with any overage being refunded to Tenant.  Landlord shall in no event be liable in any way whatsoever for failure to re-rent the Premises or, in the event that the Premises are re-rented, for failure to collect the rent thereof under such re-renting and Tenant expressly waives any duty of the Landlord to mitigate damages.  No act or thing done by Landlord shall be deemed to be an acceptance of a surrender of the Premises, unless Landlord shall execute a written agreement of surrender with Tenant.  Tenant’s liability hereunder shall not be terminated by the execution of a new lease of the Premises by Landlord, unless that new lease expressly so states.  In the event Landlord does not exercise its option to accelerate the payment of amounts owed as provided hereinabove, then Tenant agrees to pay to Landlord, upon demand, the amount of damages herein provided after the amount of such damages for any month shall have been ascertained; provided, however, that any expenses incurred by Landlord shall be deemed to be a part of the damages for the month in which they were incurred.  Separate actions may be maintained each month or at other times by Landlord against Tenant to recover the damages then due, without waiting until the end of the term of this Lease to determine the aggregate amount of such damages.  Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or being dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

(e)           Lien for Rent.  Upon any default by Tenant in the payment of Rent or other amounts owed hereunder, Landlord shall have a lien upon the tangible personal property of Tenant (and not any intangible personal property of Tenant, including, but not limited to, patents, trademarks, trade names, or other forms of intellectual property rights) in the Premises for the amount of such unpaid amounts, and Tenant hereby specifically waives any and all exemptions allowed by law, in such event, Tenant shall not remove any of Tenant’s property from the Premises except with the prior written consent of Landlord, and Landlord shall have the right and privilege, at its option, to take possession of all Tenant’s property in the Premises, to store the same on the Premises, or to remove it and store it in such place as may be selected by Landlord, at Tenants risk and expense.  If Tenant fails to redeem the personal property so seized, by payment of whatever sum may be due Landlord hereunder (including all storage costs), Landlord shall have the right, after 20 days written notice to Tenant of its intention to do so, to sell such personal property so seized at public or private sale and upon such terms and conditions as may appear advantageous to Landlord, and after the payment of all proper charges incident to such sale, apply the proceeds thereof to the payment of any balance due to Landlord on account of rent or other obligations of Tenant pursuant to this Lease.  In the event there shall then remain in the hands of Landlord any balance realized from the sale of said personal property, the same shall be paid over to Tenant.  The exercise of the foregoing remedy by Landlord shall not relieve or discharge Tenant from any deficiency owed to Landlord which Landlord has the right to enforce pursuant to any of the provisions of this Lease.  Tenant shall also be liable for all expenses incident to the foregoing process, including any auctioneer or attorney’s fees or commissions.  At Tenants request, Landlord shall subordinate its lien rights as set forth in this paragraph to the lien, operation, and effect of any bona fide third party financing pursuant to a subordination agreement in form and substance reasonably acceptable to Landlord and Tenant.  Such subordination shall not be in the form of a blanket lien subordination but rather shall be limited to the specific items of equipment identified on either one or more exhibits attached to this Lease or one or more letter agreements between Landlord and Tenant,

(f)            Suspension of Funding.  Upon a Default by Tenant hereunder and during the continuance thereof, Landlord shall have the right to suspend funding of any TI Allowance.

(g)           Other Remedies.  In addition to the foregoing, Landlord, at its option, without further notice or demand to Tenant, shall have all other rights and remedies provided at law or in equity

22.          Assignment and Subletting.

(a)           General Prohibition.  Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect, if Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 49% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.

(b)           Permitted Transfers.  If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises, then at least 15 business days before the date Tenant desires the assignment or sublease to be effective (“Assignment Date”), Tenant shall give Landlord a notice (“Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may reasonably request for its consideration whether to grant its consent, (f the proposed assignment or sublease is not then available in its final form, Tenant shall provide Landlord with a copy of the letter of intent or other document containing the material terms and conditions of the proposed assignment or subletting.  Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice:  (i) grant such consent, (ii) refuse such consent, in its reasonable discretion (provided that Landlord shall further have the right to review and reasonably approve or disapprove the proposed form of sublease prior to the effective date of any such subletting), or (iii) terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date as long as the proposed subletting described in the Assignment Notice involves all or substantially all of the Premises (an “Assignment Termination”).  If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination.  If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect.  If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein gran ted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice.  No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer.  Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses in connection with its consideration of any Assignment Notice.

Notwithstanding any contrary provision contained in this Section Tenant shall have the right to assign this Lease, upon 20 days prior written notice to Landlord but without obtaining Landlord’s prior written consent, to a corporation or other entity that is a successor-in-interest to Tenant, by way of merger, consolidation, or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring this Lease, and (ii) the net worth of the assignee is at least equal to the net worth of Tenant as of the Commencement Date, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment (a “Permitted Assignment”).  The net worth determinations set forth in this paragraph shall be made in accordance with GAAP,

(c)           Additional Conditions.  As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i)                                     that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under this Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii)                                  A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation:  permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks.  Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(d)           No Release of Tenant, Sharing of Excess Rents.  Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease.  If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the Rent payable under this Lease (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, legal costs, any design or construction fees directly related to and required pursuant to the terms of any such sublease or assignment, the unamortized costs of any tenant improvements to the Premises not paid for by Landlord out of the TI Allowance, and Transfer Consideration (as defined below) allocable to the Premises (collectively, “Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant.  If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.  For purposes of this paragraph, “Transfer Consideration” means any bona fide amounts paid by the transferee for Tenant’s movable personal property, and trade fixtures (but not goodwill).  Tenant shall provide a detailed calculation of ah amounts payable in connection with any such transfer, including, without limitation, a detailed calculation, reasonably satisfactory to Landlord, of the amount of any consideration payable with respect to such movable personal property, and trade fixtures.

(e)           No Waiver.  The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under this Lease.  The acceptance of Rent hereunder, or the acceptance of perform a nee of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(f)            Prior Conduct of Proposed Transferee.  Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials con laminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

(g)           Business Entity Occupancy.  Tenant shall have the right, upon 20 days prior written notice to Landlord but without obtaining Landlord’s prior written consent, to permit a business entity that is a contractor of Tenant (or an entity for whom Tenant is a subcontractor), collaborator, affiliate, subsidiary, client, customer, co-developer, or otherwise has a business relationship with Tenant or is providing Tenant services in the course of Tenant’s business operations at the Premises or is occupying the Building in furtherance of such business relationship with Tenant (a “Business Entity” or “Business Entities”) to use not more than 50% of the rentable area of the Premises for any Permitted Use; provided, however, that (i) such notice specifies the identity of the Business Entity, the specific area within the Premises to be so occupied, and the approximate commencement date of such occupancy, (ii) Tenant receives no compensation for such use in excess of that portion of the Rent attributable to such portion of the Premises, (iii) the entity remains a Business Entity for the entire duration of such use and the entity is not indicated on the Building directory or any signage on the Premises (“Business Entity Occupancy”), (iv) no new demising walls are constructed to accomplish the Business Entity Occupancy, (v) Tenant shall be responsible for any and all Claims arising out of or in connection with the Business Entity Occupancy or any act or omission of any Business Entity, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any Business Entity Occupancy or any act or omission of any Business Entity, and (vi) the provisions of this paragraph are personal to NextCure, Inc. and is assignable only in connection with a Permitted Assignment.  Such Business Entity Occupancy shall not be deemed a sublease or assignment hereunder, nor shall it vest in any such Business Entity any right, title, or interest in this Lease or the Premises nor shall it relieve, release, impair, or discharge any of Tenant’s obligations hereunder, Tenant shall ensure that the Business Entity complies with the terms of this Lease.  A failure or breach of any term, covenant, condition, or other provision of this Lease by any Business Entity shall constitute a breach of such term, covenant, condition, or other provision of this Lease by Tenant and, if such failure or breach is not cured within any applicable notice and cure period under this Lease, shall constitute a Default by Tenant Within 30 days after the Business Entity ceases or terminates the Business Entity Occupancy, Tenant shall so notify Landlord in writing.

23.          Estoppel Certificate.  Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon.  Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.  Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, be conclusive upon Tenant that this Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

24.          Quiet Enjoyment.  So long as Tenant shall perform al! of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25.          Prorations.  All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26.          Rules and Regulations.  Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project.  The current rules and regulations are attached hereto as Exhibit E.  If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this

Lease shall control.  Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27.          Subordination.  This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage.  Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder.  Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof.  Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shah have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder.  As of the Commencement Date, no Mortgage encumbers the Project.  Landlord shall use its commercially reasonable efforts (but with no obligation to pay any out-of-pocket fees or sums except reasonable attorneys’ fees and costs) to obtain from any Holder of a first lien Mortgage at any time during the Term covering any or all of the Project or the Premises a non-disturbance agreement on Holder’s standard form in favor of Tenant assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof.  The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments, ground leases, and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.

28.          Surrender.  Subject to the provisions of Section 12 (Alterations and Tenant’s Property), upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises and all installations to Landlord in good condition, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted.  At least 60 days prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (“Surrender Plan”).  Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant.  In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request.  On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of this Lease, free from any residual impact from Tenant HazMat Operations.  Tenant shall reimburse Landlord, as Additional Rent, for the actual out- of pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $[***], Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Access to the Premises is made by door keys.  Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key.  Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property.  All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29.          Waiver of Jury Trial.  TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30.          Environmental Requirements.

(a)           Prohibition/Compliance/Indemnity.  Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party.  If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination; provided, however, that Tenant shall have no indemnification, remediation, or other obligation or responsibility under this Section 30 for any contamination or Environmental Claim if Tenant proves by a preponderance of the evidence that such contamination or Environmental Claim arises from any Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from the Premises by Landlord or another tenant unrelated or unaffiliated with “tenant or that existed in the Premises as of the Commencement Date and were not brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from the Premises by Tenant or any Tenant Party.  This indemnification of Landlord by Tenant includes, without limitation, costs in cured in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises.  Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Budding, the Project

or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Building, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Building, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, the Building or the Project.

(b)           Business.  Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use.  Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements.  As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”), tenant shall deliver to Landlord an updated Hazardous Materials List semi-annually.  Tenant shall deliver to Landlord true and correct copies of the following documents (“Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority:  permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 60 days).  Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.  It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c)           Tenant Representation and Warranty.  Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority).  If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

(d)           Testing.  Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use.  Tenant shall be required to pay the cost of such annual test of the Premises (not to exceed $[***] per test); provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant.  In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises.  In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party.  If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests.  If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense).  Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement.  Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with ail Environmental Requirements.  Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant

(e)           Underground Tanks.  If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

(f)            Tenants Obligations.  Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of this Lease.  During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily,

(g)           Control Areas.  Tenant shall be allowed to utilize up to its pro rata share of the Hazardous Materials inventory within any control area or zone (located within the Premises), as designated from time to time by the applicable building code or other Legal Requirement, for Hazardous Materials use or storage.  As used in the preceding sentence, Tenants pro rata share of any control area or zone located within the Premises shall be determined based on the rentable square footage that Tenant leases within the applicable control area or zone.  For purposes of example only, if a control area or zone contains 10,000 rentable square feet and 2,000 rentable square feet of a tenant’s premises are located within such control area or zone (while such premises as a whole contains 5,000 rentable square feet), the applicable tenant’s pro rata share of such control area or zone would be 20%.

(h)           Definitions.  As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following:  the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder.  As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).  As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

31.          Tenant’s Remedies/Limitation of Liability.  Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary).  Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices.  All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter; provided, however, that Landlord, and each successor landlord, shall continue to be responsible for any failures or breaches that occurred during its respective period of ownership.  The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises; provided, however, that Landlord, and each successor landlord, shall continue to be responsible for any failures or breaches that occurred during its respective period of ownership.  Upon the transfer by such owner of its interest in the Premises, and the assumption by such transferee of all obligations thereafter accruing, such transferring owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32.          Inspection and Access.  Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose.  Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other business purpose.  Landlord may erect a suitable sign on the Premises stating that the Project is available for sale and, during the last 180 days of the Term, a sign stating that the Premises are available to let.  Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use.  At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.  Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.

33.          Security.  Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises.  Tenant agrees that Landlord shah not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.  Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project.  Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34.          Force Majeure.  Neither party shall be responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or focal disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs (for purposes of this clause only, “reasonable costs” means costs that are not exorbitant or commercially excessive) or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond the reasonable control of Landlord or Tenant, as applicable (“Force Majeure”); provided, however, that in no event shall Force Majeure excuse Tenant or Landlord from performing any monetary obligation under this Lease.

35.          Brokers.  Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than [***].  [***] shall be paid by Landlord pursuant to a separate agreement between Landlord and [***].  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the brokers named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this least ng transaction.

36.          Limitation on Landlord’s Liability.  NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY:  (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO:  TENANTS PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS.  UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37.          Severability.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.  It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.  This Lease, including the exhibits attached hereto, and the Work Letter constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations, and discussions, whether oral or written, of the parties, and there are no warranties, representations, or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith,

38.          Signs; Exterior Appearance.  Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion:  (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or scree ns other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises.  Except as otherwise provided in this Section 30, interior signs on doors shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type acceptable to Landlord.  Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.  The directory tablet shall be provided exclusively for the display of the name and location of tenants.  Landlord shall, at its sole cost and expense, place or identify Tenant’s name on the directory and suite entry signs.

(a)           Identification Sign.  Tenant shall have the right, at its sole cost and expense and in compliance with all applicable Legal Requirements, to install and affix to the facade of the 8000 VMR Building at the entrance to the 8000 VWIR Premises (and, effective as of the 9000 VMR Effective Date, to the facade of the 9000 VMR Building at the entrance to the 9000 VMR Premises) a sign bearing Tenant’s name and its then current corporate logo (individually and collectively, an “Identification Sign”).  Landlord shall have the right to approve the place, size, and design of the Identification Sign, which approval shall not be unreasonably withheld, delayed, or conditioned and shall in all cases comply with building standard signage requirements (except as to font and logo).  On the expiration or earlier termination of this Lease, Tenant shall at its sole cost and expense (i) remove the Identification Sign and in accordance with all applicable Legal Requirements and (ii) repair and restore the area from which the Identification Sign was removed (including, but not limited to, repairing any holes and repainting such area) to Landlord’s reasonable satisfaction.

39.          Right to Expand.

(a)           Expansion in the Project.  Tenant shall have the right, but not the obligation, to expand the Premises (“Expansion Right”) to include any Available Space in the Project upon the terms and conditions in this Section.  For purposes of this Section 39(a), “Available Space” shall mean any of the space identified in the table below in the Project that is currently occupied by an existing tenant (that is, a tenant that is a tenant on the date of this Lease) and such existing tenant does not wish to renew (regardless of whether such tenant has a right to renew) its occupancy of such space:

Suite	Lease Expiration Date†
110(8000 VMR Building)	February 29, 2020
170 (8000 VMR Building)	March 31,2024
207 (9000 VMR Building)	May 31,2022
210 (9000 VMR Building)	May 31,2020
230 (9000 VMR Building)	January 31,2021

†        The table above identifies the expiration date for the lease agreement with the existing tenant, subject to rights of renewal or extension in favor of the existing tenants.

With respect to the Available Space identified in the table above, no other person or entity (including any existing Project tenants) has any right to lease any of the Available Space that is superior to the rights granted to Tenant in this Section 39, If there is any Available Space in the Project from time to time, Landlord shall, at such time as Landlord shall elect (but no later than 30 days after Landlord shall have knowledge that such space shall be Available Space), deliver to Tenant written notice (“Expansion Notice”) of the Available Space, together with the terms and conditions on which Landlord is prepared to lease Tenant the Available Space.  Tenant shall have 10 business days after delivery of the Expansion Notice to deliver to Landlord written notification of Tenant’s exercise of the Expansion Right.  Tenant shall have the right to exercise the Expansion Right only (i) if 5 or more years remain on the then current Term of this Lease, in which case the term of the lease for the Available Space (“Available Space Term”) shall be coterminous with the then current Term of this Lease, or (ii) if less than 5 years remain on the then current Term of this Lease, in which case the Available Space Term shall be for the term set forth in the Expansion Notice.  Tenant shah be entitled to lease the Available Space upon the terms and conditions set forth in the Expansion Notice.

(b)           Base Rent for Available Space.  Base Rent for the Available Space shall be payable at the Market Rate (as defined in Section 40(b) below).  Base Rent shall thereafter be adjusted on each anniversary of the commencement of the Available Space Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined.  If, on or before the commencement of the Available Space Term, Tenant has not agreed with Landlord’s determination of the Market Rate and the rent escalations during the Available Space Term after negotiating in good faith (which determination shall be set forth in the Expansion Notice), the Market Rate and such rent escalations shall be determined by arbitration as described in Section 40(c) below, except that Landlord and Tenant shall deliver to the other the Extension Proposal (as defined in Section 40(c) below) within 10 days after the commencement of the Available Space Term.  If the Market Rate and escalations are not determined by the first day of the Available Space Term, then Tenant shall pay Landlord Base Rent for the Available Space in an amount equal to the Base Rent for the Premises (on an annual per rentable square foot basis) in effect immediately before the Available Space Term and increased by the Rent Adjustment Percentage until such determination is made.  After the determination of the Market Rate and escalations for the Available Space for the Available Space Term, the parties shall make any necessary adjustments to such payments made by Tenant.

Landlord and Tenant shall then execute and deliver an amendment recognizing the Market Rate and escalations for the Available Space for the Available Space Term.

(c)           Amended Lease, If:  (i) Tenant fails to timely deliver notice accepting the terms of an Expansion Notice, or (ii) after the expiration of a period of 30 days from the date Tenant gives notice accepting Landlord’s offer to lease the Available Space, no lease amendment or lease agreement for the Available Space has been executed, and Landlord tenders to Tenant an amendment (*n form and substance reasonably acceptable to Landlord and Tenant) to this Lease setting forth the terms for the rental of the Available Space consistent with those set forth in the Expansion Notice and otherwise consistent with the terms of this Lease and Tenant fails to execute such Lease amendment within 10 business days after such tender, Tenant shall be deemed to have waived its right to lease the specific Available Space in question.

(d)           Exceptions.  Notwithstanding the above, the Expansion Right shall not be in effect and may not be exercised by Tenant:  (i) during any period of time that Tenant is in Default under any provision of this Lease; or (ii) if Tenant has been in Default under any provision of this Lease 3 or more times, regardless of whether the Defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Expansion Right.

(e)           Termination.  The Expansion Right shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Expansion Right, if, after such exercise, but prior to the commencement date of the lease of the Available Space, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Expansion Right to the date of the commencement of the lease of the Available Space, regardless of whether such Defaults are cured.

(f)            Not Subordinate.  As set forth in Section 39(a),Tenant’s rights in connection with the Expansion Right are and shall be superior to any expansion or extension rights granted in the Project.

(g)           Right Personal.  The Expansion Right is personal to NextCure, Inc. and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease.

(h)           No Extensions.  The period of time within which the Expansion Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Expansion Right,

40.          Right to Extend Term.  Tenant shall have the right to extend the Term of this Lease upon the following terms and conditions:

(a)           Extension Right.  Tenant shall have one consecutive right (“Extension Right”) to extend the term of this Lease for 5 years (“Extension Term”) on the same terms and conditions as this Lease (other than Base Rent) by giving Landlord written notice (“Renewal Notice”) of its election to exercise each Extension Right at least 10 months prior, and no earlier than 12 months prior, to the expiration of the Base Term of this Lease.

(b)           Base Rent Adjustment.  Upon the commencement of the Extension Term, Base Rent shall be payable at the Market Rate (as defined below).  Base Rent shall thereafter be adjusted on each anniversary of the commencement of the Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined.  As used herein, “Market Rate” shall mean the then market rental rate in the Beltsville-Ammendale research and development/flex submarket (“Market Area”) as determined by Landlord and agreed to by Tenant, including market con cessions and other material economic considerations, but shall not include the amount of the adjustments for the TI Allowance as described in Section 4 above.  If, on or before the date that is 120 days before the expiration of the Base Term of this Lease, Tenant has not agreed with Landlord’s determination of the Market Rate and the rent escalations during the Extension Term after negotiating in good faith, Tenant may by written notice to Landlord not later than 120 days before the expiration of the Base Term of this Lease elect arbitration as described in Section 40(G) below.  If Tenant does not elect such arbitration, Tenant shall be deemed to have waived any right to extend the Term of this Lease and the Extension Right shall terminate.

(c)           Arbitration.

(i)            Within 10 days of Tenant’s notice to Landlord of Tenant’s election to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct (“Extension Proposa”).  If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent and escalations for the Extension Term.  If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (as defined below) to determine the Market Rate and escalations.  If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator.  If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term.  The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator.  If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Project is located, upon 10 days prior written notice to the other party of such intent.

(ii)           (The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable.  The decision of the single Arbitrator shat! be final and binding upon the parties.  The average of the 2 closest Arbitrators in a 3 Arbitrator panel shall be final and binding upon the parties.  Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties.  If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately before the Extension Term and increased by the Rent Adjustment Percentage until such determination is made.  After the determination of the Market Rate and escalations, the parties shall make any necessary adjustment$ to such payments made by Tenant.  Landlord and Tenant shall then execute and deliver an amendment recognizing the Market Rate and escalations for the Extension Term.

(iii)          An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and:  (I) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved research and development/flex real estate in the Market Area, or (B) a licensed commercial real estate broker with not less than 15 years’ experience representing landlords and/or tenants in the leasing of improved research and development/flex real estate in the Market Area, (II) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (111) be in all respects impartial and disinterested.

(d)           Right Personal.  The Extension Right is personal to Tenant and is not assignable without Landlord’s consent, which consent may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease, except that it may be assigned in connection with any Permitted Assignment of this Lease.

(e)           Exceptions.  Notwithstanding anything set forth above to the contrary, the Extension Right shah not be in effect and Tenant may not exercise the Extension Right:  (i) during any period of time that Tenant is in Default under any provision of this Lease; or (ii) if Tenant has been in Default under any provision of this Lease 3 or more times, regardless of whether the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise the Extension Right, regardless of whether the Defaults are cured.

(f)            No Extensions.  The period of time within which the Extension Right may be exercised shall not be extended or enlarged by reason of Tenant’s in ability to exercise the Extension Right.

(g)           Termination.  The Extension Right shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Extension Right, if, after such exercise, but prior to the commencement date of the Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Extension Right to the date of the commencement of the Extension Term, regardless of whether such Defaults are cured.

41.          Satellite Dish.  As long as Tenant is not in Default under this Lease, Tenant shall have the right at its sole cost and expense, subject to compliance with all Legal Requirements, to install, maintain, and remove on the top of the roof of the 8000 VMR Building (and, from and after the 9000 VMR Effective Date, the 9000 VMR Building) (based on Tenant’s proportionate share of the space available on the roof) directly above the Premises located in the 9000 VMR Building and 9000 VMR Building, as applicable, one or more satellite dishes or antennae having a diameter and height acceptable to Landlord for the transmission or reception of communication of signals as Tenant may from time to time desire (collectively, “Satellite Dish”) on the following terms and conditions:

(a)           Requirements.  Tenant shall submit to Landlord (i) the plans and specifications for the installation of the Satellite Dish, (ii) copies of all required governmental and quasi-governmental permits, licenses, and authorizations that Tenant will and must obtain at its own expense, with the cooperation of Landlord, if necessary for the installation and operation of the Satellite Dish, and (iii) an insurance policy or certificate of insurance evidencing insurance coverage as required by this Lease and any other insurance as reasonably required by Landlord for the installation and operation of the Satellite Dish.  Landlord shall not unreasonably withhold or delay its approval for the installation and operation of the Satellite Dish; provided, however, that Landlord may reasonably withhold its approval if the installation or operation of the Satellite Dish (A) may damage the structural integrity of the 8000 VMR Building or the 9000 VMR Building, (B) may void, terminate, or invalidate any applicable roof warranty, (C) may interfere with any service provided by Landlord or any tenant of the 8000 VMR Building or the 9000 VMR Building (as applicable), (D) may reduce the leaseable space in the 8000 VMR Building or the 9000 VMR Building (as applicable), or (E) is not properly screened from the viewing public.

(b)           No Damage to Roof.  If installation of the Satellite Dish requires Tenant to make any roof cuts or perform any other roofing work, such cuts shall only be made to the roof area of the 8000 VMR Building or the 9000 VMR Building located directly above the 8000 VMR Premises or the 9000 VMR Premises, respectively, and only in the manner designated in writing by Landlord; and any such installation work (including any roof cuts or other roofing work) shall be performed by Tenant, at Tenant’s sole cost and expense by a roofing contractor designated by Landlord.  If Tenant or its agents shall otherwise cause any damage to the roof during the installation, operation, and removal of the Satellite Dish such damage shall be repaired promptly at Tenant’s expense and the roof shall be restored in the same condition it was in before the damage.  Landlord shall not charge Tenant Additional Rent for the installation and use of the Satellite Dish.  If, however, Landlord’s insurance premium or Tax assessment increases as a result of the Satellite Dish, Tenant shall pay such increase as Additional Rent within 10 days after receipt of a reasonably detailed invoice from Landlord.  Tenant shall not be entitled to any abatement or reduction in the amount of Rent payable under this Lease if for any reason Tenant is unable to use the Satellite Dish.  In no event whatsoever shall the installation, operation, maintenance, or removal of the Satellite Dish by Tenant or its agents void, terminate, or invalidate any applicable roof warranty.

(c)           Protection.  The installation, operation, and removal of the Satellite Dish shall be at Tenant’s sole risk, Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all claims, costs, damages, liabilities and expenses (including, but not limited to, attorneys’ fees) of every kind and description that may arise out of or be connected in any way with Tenant’s installation, operation, or removal of the Satellite Dish.

(d)           Removal.  At the expiration or earlier termination of this Lease or the discontinuance of the use of the Satellite Dish by Tenant, Tenant shall, at its sole cost and expense, remove the Satellite Dish from the 8000 VMR Building and the 9000 VMR Building (as applicable).  Tenant shall leave the portion of the roof where the Satellite Dish was located in good order and repair, reasonable wear and tear excepted.  If Tenant does not so remove the Satellite Dish, Tenant hereby authorizes Landlord to remove and dispose of the Satellite Dish and charge Tenant as Additional Rent for all costs and expenses incurred by Landlord in such removal and disposal.  Tenant agrees that Landlord shall not be liable for any Satellite Dish or related property disposed of or removed by Landlord.

(e)           No Interference.  The Satellite Dish shall not interfere with the proper functioning of any telecommunications equipment or devices that have been installed by Landlord or for any other tenant of the 8000 VMR Building or the 9000 VMR Building (as applicable) before the date of the installation of the Satellite Dish.  Tenant acknowledges that other tenant(s) may have approval rights over the installation and operation of telecommunications equipment and devices on or about the roof, and that Tenants right to install and operate the Satellite Dish is subject and subordinate to the rights of such other tenants.  Tenant agrees that any other tenant of the 8000 VMR Building or the 9000 VMR Building (as applicable) that currently has or in the future takes possession of any portion of such Building will be permitted to install such telecommunication equipment that is of a type and frequency that will not cause unreasonable interference to the Satellite Dish.

(f)            Relocation.  Landlord shall have the right, at its expense and after 60 days prior notice to Tenant, to relocate the Satellite Dish to another site on the roof of the 8000 VMR Building or the 9000 VMR Building (as applicable) as long as such site reasonably meets Tenant’s sight line and interference requirements and does not unreasonably interfere with Tenant’s use and operation of the Satellite Dish.

(g)           Access.  Landlord grants to Tenant the right of ingress and egress on a 24 hour 7 day per week basis to install, operate, and maintain the Satellite Dish.  Before receiving access to the roof of the 8000 VMR Building or the 9000 VMR Building (as applicable), Tenant shat! give Landlord at least 24 hours’ advance written or oral notice, except in emergency situations, in which case 2 hours’ advance oral notice shall be given by Tenant.  Landlord shall supply tenant with the name, telephone, and pager numbers of the contact individual(s) responsible for providing access during emergencies.

(h)           Appearance.  If permissible by Legal Requirements, the Satellite Dish shall be painted the same color as the 8000 VMR Building or the 9000 VMR Building (as applicable) so as to render the Satellite Dish virtually invisible from ground level.

(i)            No Assignment.  The right of Tenant to use and operate the Satellite Dish shall be personal solely to NextCure, Inc., and, except in connection with a Permitted Assignment, (i) no other person or entity shall have any right to use or operate the Satellite Dish, and (ii) Tenant shall not assign, convey, or otherwise transfer to any person or entity any right, title, or interest in all or any portion of the Satellite Dish or the use and operation thereof.

42.          Notice of Intent to Sell.  If Landlord intends to sell the 8000 VMR Building, the 9000 VMR Building, or the 10000 VMR Building, Landlord shall notify Tenant in writing (“Notice of Intent to Sell”).  The Notice of Intent to Sell shall not impose any obligation on Landlord to negotiate with Tenant for the purchase and sale of any such Building(s).  The Notice of Intent to Sell shall not apply to the following:  (i) any sale/leaseback transaction; (ii) any sale or transfer of any such Building(s) or Project to an entity in which Landlord or its affiliate has a controlling interest; (iii) any transfer without consideration, (iv) any condemnation or eminent domain action proceeding affecting all or any part of any such Building(s) by any governmental or quasi-governmental authority for any public or quasi-public use or purpose, including a sale thereof under threat of such a taking, (v) any foreclosure proceeding or sate or any state in lieu of a foreclosure affecting any such Building(s), or (vi) any portfolio transaction that in eludes at least one other real estate asset.  The Notice of Intent to Sell applies only to the Landlord as of the date of this Lease and not to any successor or assignee.

42.          Miscellaneous.

(a)           Notices.  All notices or other communications between the parties shall be in writing and shall be deemed duty given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, of upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above.  Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b)           Joint and Several Liability.  If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c)           Financial Information.  Tenant shall furnish Landlord with true and complete copies of (i) Tenants most recent audited annual financial statements within 90 days of the end of each of Tenant’s fiscal years during the Term, and (ii) Tenants most recent unaudited quarterly financial statements within 60 days of the end of each of Tenant’s first three fiscal quarters of each of Tenant’s fiscal years during the Term.

(d)           Recordation.  Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record.  Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(e)           Interpretation.  The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.  Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.  The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease,

(f)            Not Binding Until Executed.  The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g)           Limitations on Interest.  It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease.  If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h)           Choice of Law.  Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i)            Time.  Time is of the essence as to the performance of each party’s obligations under this Lease.

(j)            Incorporation by Reference.  All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof.  If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(k)           Hazardous Activities.  Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses.  In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

(l)            OFAC.  Tenant, and all beneficial owners of Tenant, are currently (i) in compliance with and shah at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (ii) not listed on, and shall not during the Term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identifications List, which are ail maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (iii) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

(m)          No Accord and Satisfaction.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction.  Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

(n)           Non-Disclosure of Terms.  Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord.  Disclosure of such terms could adversely affect the ability of Landlord and its affiliates to negotiate, manage, and administer other leases and impair Landlord’s relationship with other tenants.  Accordingly, as a material inducement for Landlord to enter into this Lease, Tenant, and behalf of itself and its partners, managers, members, officers, directors, employees, agents, and attorneys, agrees that it shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any publication or other media or any tenant or apparent prospective tenant of the Building or other portion of the Project, or real estate agent or broker, either directly or indirectly.

(o)           Counterparts/Electronic Signatures.  This Lease may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  Electronic signatures shall be deemed original signatures for purposes of this Lease and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

(p)           LEED.  Tenant acknowledges that Landlord may, but shall not be obligated to, seek to obtain Leadership in Energy and Environmental Design (LEED), WELL Building Standard, or other similar “green” certification for the Project and/or the Premises, and Tenant agrees to reasonably cooperate, at no cost or liability to Tenant, with Landlord, and to provide such information and/or documentation as Landlord may reasonably request, in connection therewith.  Any LEED-related costs shall not be Operating Expenses.

[Signatures on next page]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the day and year first above written.

NEXTCURE, INC.,
a Delaware corporation

By:	/s/ Michael Richman	(SEAL)
Its:	1/25/19

LANDLORD:

ARE-8000/9000/10000 VIRGINIA MANOR, LLC,
a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership,
managing member

By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By:	/s/ Jennifer Banks	(SEAL)
Name:	Jennifer Banks
Title:	Co-Chief Operating Officer & General Counsel

EXHIBIT A TO LEASE
DESCRIPTION OF PREMISES

EXHIBIT A-1 TO LEASE
EXISTING 9000 VMR PREMISES

EXHIBIT A-2 TO LEASE

ADDITIONAL 9000 VMR PREMISES

EXHIBIT B TO LEASE
DESCRIPTION OF PROJECT

BEING part of the land conveyed by W. Carroll Beatty, Personal Representatives of the Estate of Pauline Roby Seldenspinner to Elmer L. Sealing and Elmer F. Sealing, by Deed dated July 20,1987 and recorded among the Land Records of Prince George’s County, Maryland in Liber 6718, folio 207 and being more particularly described as follows:

BEGINNING FOR THE SAME at a point on the 5th or North 87 degrees 04 minutes 22 seconds West 995.83 foot line of the 40.67371 acre tract as described in the aforesaid conveyance, distant 64.45 feet westerly from the beginning of said line, said point being on the westerly right of way Sine of Virginia Manor Road as described in a Deed of Dedication from Elmer L. Sealing and Elmer F. Sealing to Prince George’s County, Maryland dated November 2,1988 and recorded among the aforementioned Land Records in Liber 7428, folio 649, thence leaving said westerly right of way line and running with a part of said 5th deed line as now surveyed,

1.                                      North 87 degrees 05 minutes 15 seconds West 931.46 feet to an iron pipe found, thence leaving said line and running

2.                                      North 23 degrees 40 minutes 26 seconds East 260.53 feet to an iron pipe found, thence

3.                                      North 16 degrees 06 minutes 37 seconds East 176.44 feet to an iron pipe found, thence

4.                                      North 57 degrees 01 minutes 31 seconds West 46.87 feet to an iron pipe set; thence

5.                                      North 58 degrees 09 minutes 36 seconds East 388.25 feet to an iron pipe found, thence

6.                                      North 24 degrees 33 minutes 02 seconds East 24565 feet to an iron pipe set on the southerly right of way line of Murkirk Road as described in a Deed of Declaration from Elmer L. Sealing and Elmer F. Sealing to Prince George’s County, Maryland dated November 2,1988 and recorded among the aforementioned Land Records in Liber 7156, folio 561, the nee running with said southerly right of way line,

7.                                      South 75 degrees 17 minutes 07 seconds East 628.11 feet to an iron pipe found, thence

8.                                      South 27 degrees 45 minutes 58 seconds East 58.02 feet to an iron pipe found on the aforementioned westerly right of way line of Virginia Manor Road, thence running with said line,

9.                                      South 19 degrees 43 minutes 40 seconds West 741.88 feet to the point of beginning.

CONTAINING 704,893 square feet or 16.18432 acres of land, more or less.

EXHIBIT C TO LEASE
WORK LETTER

THIS WORK LETTER (“this Work Letter”) is incorporated into that certain Lease Agreement (the “Lease”) dated as of January 30 2019 by and between ARE-8000/9000/10000 VIRGINIA MANOR, LLC, a Delaware limited liability company (“Landlord”), and NEXTCURE, INC., a Delaware corporation (“Tenant”).  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1.                                      General Requirements.

(a)         Tenant’s Authorized Representative.  Tenant designates Jim Bingham (“Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this Work Letter.  Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative.  Tenant may change Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord.

(b)         Landlord’s Authorized Representative.  Landlord designates Lawrence J. Diamond and Edward J. Rose (any such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter.  Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative.  Landlord may change any of Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant.

(c)          Architects, Consultants and Contractors.  Landlord and Tenant hereby acknowledge and agree that the architect (“TI Architect “) for the Tenant Improvements (as defined in Section 2(a) below), the general contractor and any subcontractors for the Tenant Improvements shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord hereby pre-approves Gaudreau, Inc. as the TI Architect and Greatstar, Inc. as Tenant’s general contractor.  Landlord shall be named as a third party beneficiary of contracts entered into with the TI Architect and the general contractor and any warranties issued in connection with such contracts.

2.                                      Tenant Improvements.

(a)         Tenant Improvements Defined.  As used herein, “Tenant Improvements” shall mean all improvements to the 8000 VMR Premises desired by Tenant of a fixed and permanent nature.  Other than funding the TI Allowance (as defined below) as provided herein, Landlord shall not have any obligation whatsoever with respect to the finishing of the 8000 VMR Premises for Tenant’s use and occupancy.

(b)         Tenant’s Space Plans.  Tenant shall deliver to Landlord schematic drawings and outline specifications (“TI Design Drawings”) detailing Tenant’s requirements for the Tenant Improvements.  Not more than 10 days after such delivery, Landlord shall deliver to Tenant the written objections, questions, or comments of Landlord and the TI Architect with regard to the TI Design Drawings.  Tenant shall cause the TI Design Drawings to be revised to address such written comments and shall resubmit said drawings to Landlord for approval.  Landlord shall deliver to Tenant any comments thereto within 5 days after such delivery.  Such process shall continue until Landlord has approved the TI Design Drawings.

(c)          Working Drawings.  Tenant shall cause the TI Architect to prepare and deliver to Landlord for review and comment construction plans, specifications, and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the TI Design Drawings.  Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements.  Landlord shall deliver its written comments on the TI Construction Drawings to Tenant not later than 10 business days after Landlord’s receipt of the same; provided, however, that Landlord may not disapprove any matter that is consistent with the TI Design Drawings.  Tenant and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Landlord how Tenant proposes to respond to such comments.  Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof.  Provided that the design reflected in the TI Construction Drawings is consistent with the TI Design Drawings, Landlord shall approve the TI Construction Drawings submitted by Tenant.  Once approved by Landlord, subject to the provisions of Section 4 below, Tenant shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(a) below).

(d)         Approval and Completion.  If any dispute regarding the design or construction of the Tenant Improvements is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design or construction of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision (A) is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute or (B) reflects Tenant’s obligation to act in compliance with federal regulatory requirements, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) below), and (iii) Tenant’s decision will not affect the base Building, structural components of the Building or any Building systems (in which case Landlord shall make the final decision).  Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

3.                                      Performance of the Tenant Improvements.

(a)         Commencement and Permitting of the Tenant Improvements.  Tenant shall commence construction of the Tenant Improvements upon obtaining and delivering to Landlord a building permit (“TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Landlord.  The cost of obtaining the TI Permit shah be payable from the TI Fund.  Landlord shall assist Tenant in obtaining the TI Permit.  Prior to the commencement of the Tenant Improvements, Tenant shall deliver to Landlord a copy of any contract with Tenant’s contractors (including the TI Architect), and certificates of insurance from any contractor performing any part of the Tenant Improvement evidencing industry standard commercial general liability, automotive liability, “builder’s risk”, and workers’ compensation insurance.  Tenant shall cause the general contractor to provide a certificate of insurance naming Landlord, Alexandria Real Estate Equities, Inc., and Landlord’s lender (if any) as additional insureds for the general contractor’s liability coverages required above.  Within 10 days after Landlord’s request (but in no event prior to 22 weeks after the date of this Work Letter), Tenant shall at its expense complete and submit any documentation required by the applicable Governmental Authority (including, but not limited to, the Washington Suburban Sanitary Commission (“WSSC”)) for the issuance of a plumbing authority (or comparable) permit relating to laboratory water and wastewater usage at the 8000 VIVIR Premises.  Such documentation includes, but is not limited to, an industrial Wastewater Survey on the form specified by WSSC’s Regulatory Services Division, Industrial Discharge Control Section.  At Landlord’s request, Tenant shall also meet with Landlord and WSSC personnel at the Project to review cooperatively matters relating to water and wastewater usage, including, but not limited to, laboratory processes.

(b)         Selection of Materials, Etc.  Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Tenant and Landlord, the option will be within Tenant’s reasonable discretion if the matter concerns the Tenant Improvements, and within Landlord’s sole and absolute subjective discretion if the matter concerns the structural components of the Building or any Building system.

(c)          Tenant Liability.  Tenant shall be responsible for correcting any deficiencies or defects in the Tenant Improvements.

(d)         Substantial Completion.  Tenant shall substantially complete or cause to be substantially completed the Tenant Improvements in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non- material nature which do not interfere with the use of the 8000 VWIR Premises (“Substantial Completion” or “Substantially Complete”).  Upon Substantial Completion of the Tenant Improvements, Tenant shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704.  For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required:  (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comport with good design, engineering, and construction practices which are not material; or (Hi) to make reasonable adjustments for field deviations or conditions encountered during the construction of the Tenant Improvements.

4.                                      Changes.  Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the TI Design Drawings, shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

(a)         Tenant’s Right to Request Changes.  If Tenant shall request changes (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change, Such Change Request must be signed by Tenants Representative.  Landlord shall review and approve or disapprove such Change Request within 7 business days thereafter, provided that Landlord’s approval shall not be unreasonably withheld, conditioned or delayed.

(b)         Implementation of Changes.  If Landlord approves such Change and Tenant deposits with Landlord any Excess TI Costs (as defined in Section 5(d) below) required in connection with such Change, Tenant may cause the approved Change to be instituted.  If any TI Permit modification or change is required as a result of such Change, Tenant shall promptly provide Landlord with a copy of such TI Permit modification or change.

5.                                      Costs.

(a)         Budget For Tenant Improvements.  Before the commencement of construction of the Tenant Improvements, Tenant shall obtain a detailed breakdown, by trade, of the costs incurred or that will be incurred, in connection with the design and construction of the Tenant Improvements (“Budget”), and deliver a copy of the Budget to Landlord for Landlord’s approval, which shall not be unreasonably withheld or delayed.  The Budget shall be based upon the TI Construction Drawings approved by Landlord and shall include a payment to Landlord of administrative rent (“Administrative Rent”) equal to [***]% of the TI Costs (as hereinafter defined) for monitoring and inspecting the construction of the Tenant Improvements, which sum shall be payable from the TI Fund.  Such Administrative Rent shall include, without limitation, all third party, out-of-pocket costs, expenses, and fees incurred by or on behalf of Landlord arising from, out of, or in connection with, such monitoring of the construction of the Tenant Improvements, and shall be payable out of the TI Fund.  If the Budget is greater than the TI Allowance, Tenant shall deposit with Landlord the difference, in cash, prior to the commencement of construction of the Tenant Improvements, for disbursement by Landlord as described in Section 5(d).

(b)         TI Allowance.  Landlord shall provide to Tenant a tenant improvement a I Iowa nee (collectively, “TI Allowance”) as follows:

1.                                      first, Landlord shall provide and disburse a “Tenant Improvement Allowance” in the maximum amount of $[***] per rentable square foot in the 8000 VMR Premises, or $[***] in the aggregate, which is included in the Base Rent set forth in the Lease; and

2.                                      then, upon full disbursement of the Tenant Improvement Allowance, Landlord shall provide and disburse an “Additional Tenant Improvement Allowance” in the maximum amount of $[***] per rentable square foot in the 8000 VMR Premises, or $[***] in the aggregate, which shall, to the extent used, result in adjustments to the Base Rent as set forth in the Lease.

Before commencing the Tenant Improvements, Tenant shall notify Landlord how much Additional Tenant Improvement Allowance Tenant has elected to receive from Landlord.  Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord’s consent, which may be granted or withheld in Landlord’s sole and absolute subjective discretion The TI Allowance shall be disbursed in accordance with this Work Letter.

Tenant shall have no right to the use or benefit (including any reduction to Base Rent) of any portion of the TI Allowance not required for (i) the design and construction of the Tenant improvements described in the TI Construction Drawings approved pursuant to Section 2(d), (ii) the design and construction of any Changes pursuant to Section 4, (iii) full assessment of the vapor/moisture of the flooring of the 8000 VMR Premises and, if necessary, the repair of such flooring to Tenant’s satisfaction, and (iv) the reasonable costs of space planning, architectural, engineering, and construction management fees.  Regardless of the timing incident to the approval of the TI Design Drawings and the TI Construction Drawings as set forth in Sections 2(b) and 2(c) above, respectively, in no event whatsoever shall Tenant have any right to any portion of the TI Allowance that is not disbursed before the last day of the month that is 18 months after the Commencement Date of the Lease (“Disbursement Deadline”).  If all or any portion of the TI Allowance is not disbursed by the Disbursement Deadline, for purpose of calculating the Base Rent and adjustments thereto under the Lease, Tenant shall be deemed to have been disbursed the entire amount of the TI Allowance by the Disbursement Deadline.  As a result, the Base Rent for the 8000 VMR Premises shall be adjusted as though Tenant had been disbursed the entire amount of the TI Allowance by the Disbursement Deadline.

(c)          Costs Includable in TI Fund.  The TI Fund shall be used solely for the payment of design, permits, and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost to assess the vapor and moisture of the flooring of the 8000 VMR Premises and any necessary repairs thereto, the cost of electrical power and other utilities used in connection with the construction of the Tenant Improvements, the cost of preparing the space plans/test fits, TI Design Drawings, and the TI Construction Drawings, all costs set forth in the Budget, including Landlord’s Administrative Rent, the cost of Changes, demolition costs, “soft” costs for fees of architects and other professionals engaged in connection with the perform a nee of the Tenant Improvements, and equipment installed within the 8000 VMR Premises (which equipment shall be surrendered to Landlord at the expiration or earlier termination of the Term except for such equipment that Tenant has to the right to remove in accordance with the terms and conditions of Section 12 of the Lease), and built-in lockers and built-in file cabinets (collectively, “TI Costs”).  Notwithstanding anything to the contrary contained herein but subject to the terms of the preceding sentence, the TI Fund shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment, including, but not be limited to, Tenant’s voice or data cabling, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements.

1.                                Landlord and Tenant shall promptly document, from time to time, in writing in such format as Landlord shall reasonably require the precise identifying information (including, but not limited to, name of manufacturer or supplier, serial number, and other distinguishing information) for all Installations purchased with any of the TI Allowance so as to enable the parties to identify immediately such purchased Installations, If and when any such Installation is replaced, Tenant shall promptly notify Landlord in writing of the precise identifying information for such replacement Installation.

(d)         Excess TI Costs.  Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance.  If at any time and from time-to- time, the remaining TI Costs under the Budget exceed the remaining unexpended TI Allowance, Tenant shall deposit with Landlord, as a condition precedent to Landlord’s obligation to complete the Tenant Improvements, 100% of the then current TI Cost in excess of the remaining TI Allowance (“Excess TI Costs”).  If Tenant fails to deposit, or is late in depositing any Excess TI Costs with Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge).  For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease, The TI Allowance and Excess TI Costs is herein referred to as the “TI Fund.” Funds shall be disbursed from the TI Fund on a pro rata basis in proportion to the relative amounts of the TI Allowance and the Excess TI Costs.  Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for TI Costs and the cost of Minor Variations in excess of the TI Allowance.  If upon Substantial Completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed portion of the TI Fund, Tenant shall be entitled to such undisbursed TI Fund solely to the extent of any Excess TI Costs deposit Tenant has actually made with Landlord.

(e)          Payment for TI Costs.  During the course of design and construction of the Tenant Improvements, Landlord shall pay TI Costs once a month against a draw request in Landlord’s standard form (which form shall be the AIA standard requisition form or other form reasonably acceptable to Landlord and Tenant) containing such certifications, lien waivers (including a conditional lien release for each progress payment and unconditional lien releases for the prior month’s progress payments), inspection reports and other matters as Landlord customarily obtains, no later than 30 days following receipt of such draw request.  Upon completion of the Tenant Improvements (and prior to any final disbursement of the TI Fund), Tenant shall deliver to Landlord:  (i) sworn statements setting forth the names of all contractors and first tier subcontractors who did the work and final, unconditional lien waivers from all such contractors and first tier subcontractors; (ii) as-built plans (one copy in print format and two copies in electronic CAD format) for such Tenant Improvements; (iii) a certification of substantial completion in Form AIA G704, (iv) a certificate of occupancy for the 8000 VMR Premises; and (v) copies of all operation and maintenance manuals and warranties affecting the 8000 VMR Premises.

6.                                      Miscellaneous.

(a)         Consents.  Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.

(b)         Modification.  No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by  Landlord and Tenant

(c)          Choice of Law.  Construction and interpretation of this Work Letter shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

EXHIBIT C-1 TO LEASE
9000 VMR WORK LETTER

THIS 9000 VMR WORK LETTER (“this Work Letter”) is incorporated into that certain Lease Agreement (the “Lease”) dated as of January 30, 2019 by and between ARE-8000/9000/10000 VIRGINIA MANOR, LLC, a Delaware limited liability company (“Landlord”), and NEXTCURE, INC., a Delaware corporation (“Tenant”).  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord shall provide to Tenant a tenant improvement allowance in an amount equal to $[***] per rentable square foot of the 9000 VMR Premises, or $[***] in the aggregate (the “9000 VMR TI Allowance”), to be used by Tenant as set forth in this Exhibit C-1 Other than funding the 9000 VMR TI Allowance, Landlord shall have no other obligation whatsoever with respect to making any leasehold or other improvements to the 9000 VMR Premises.  Landlord’s obligations with respect to the 9000 VMR TI Allowance shall cease upon disbursement in full of the 9000 VMR TI Allowance to or on behalf of Tenant.  The 9000 VMR TI Allowance shall be used to reimburse Tenant only for the cost to paint and re-carpet the 9000 VMR Premises using Building standard paint and carpet and to make other improvements to the 9000 VMR Premises (“9000 VMR Tenant Improvements”).  Tenant shall have no right to the use or benefit (including any reduction to Base Rent) of any portion of the 9000 VMR TI Allowance not required for the 9000 VMR Tenant Improvements.  Before the commencement of the 9000 VMR Tenant Improvements, Tenant shall deliver to Landlord a copy of any contract with Tenant’s contractors and certificates of insurance from any contractor performing any part of the 9000 VMR Tenant Improvements evidencing industry standard commercial general liability, automotive liability, “builder’s risk”, and workers’ compensation insurance.  Tenant shall cause the general contractor, if any, to provide a certificate of insurance naming Landlord, Alexandria Real Estate Equities, Inc., and Landlord’s lender (if any) as additional insureds for the general contractor’s liability coverages required above.  Upon submission by Tenant to Landlord of written evidence (including invoices and receipts) of the expenses incurred by Tenant with respect to the 9000 VMR Tenant Improvements, Landlord shall promptly reimburse Tenant for such expenses from the 9000 VMR TI Allowance, but only to the extent of the funds are available therefrom.  Landlord shall make the 9000 VMR TI Allowance available to Tenant for any expenses incurred with respect to the Tenant Improvements during a period of 18 months after the 9000 VMR Effective Date.  Notwithstanding anything to the contrary contained herein, the 9000 VMR TI Allowance shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment, including, but not be limited to, Tenant’s voice or data cabling, non-ducted biological safety cabinets and other scientific equipment not incorporated into the 9000 VMR Tenant Improvements.

EXHIBIT D TO LEASE
ACKNOWLEDGMENT OF COMMENCEMENT DATE

THIS ACKNOWLEDGMENT OF COMMENCEMENT DATE is made as of this     day of,              2019, between ARE-8000/9000/10000 VIRGINIA MANOR, LLC, a Delaware limited liability company (“Landlord”), and NEXTCURE, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease Agreement dated as of January   , 2019 (“Lease”), by and between Landlord and Tenant.  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree that the Commencement Date of the Base Term of the Lease is                ,2019 (subject to the Base Rent Abatement), and the expiration date of the Base Term of the Lease shall be midnight on               , 20  .  In case of a conflict between the terms of the Lease and the terms of this Acknowledgement of Commencement Date, this Acknowledgement of Commencement Date shall control for ail purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMIVIENCEMENT DATE to be effective on the date first above written.

NEXTCURE, INC., a Delaware corporation

By:		(SEAL)
Name:
Title:

LANDLORD:

ARE-8000/9000/10000 VIRGINIA MANOR, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

	By:	(SEAL)
Name:
Title:

EXHIBIT E TO LEASE

Rules and Regulations

1.                                      The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2.                                      Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.                                      Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.                                      Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.                                      If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted.  Any such installation or connection shall be made at Tenant’s expense.

6.                                      Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease.  The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited.  Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7.                                      Parking any type of recreational vehicles is specifically prohibited on or about the Project.  Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time.  In the event that a vehicle is disabled, it shall be removed within 48 hours.  There shall be no “For Sale” or other advertising signs on or about any parked vehicle.  Ali vehicles shall be parked in the designated parking areas in conformity with all signs and other markings.  All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8.                                      Tenant shall maintain the Premises free from rodents, insects and other pests.

9.                                      Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.                               Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.  Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.                               Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12.                               Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13.                               All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14.                               No auction, public or private, will be permitted on the Premises or the Project.

15.                               No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.                               The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease.  No gaming devices shall be operated in the Premises.

17.                               Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity.  Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18.                               Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.                               Tenant shall not in stall or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenants ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

EXHIBIT F TO LEASE
TENANTS PERSONAL PROPERTY

NONE

EXHIBIT G TO LEASE
APPROVED FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ISSUE DATE:

ISSUING BANK:
SILICON VALLEY BANK
3003 TASMAN DRIVE
2ND FLOOR, MAIL SORT HF2I0
SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:
ARE-8000/9000/10000 VIRGINIA MANOR LLC
Alexandria Real Estate Equities, Inc.
[***]

APPLICANT:
NEXTCURE, INC,
9000 VIRGINIA MANOR ROAD
SUITE 200
ATTN:  CFO
BELTSVILLE MD 20705

AMOUNT:                                                                                    US$[***]

EXPIRATION DATE:

PLACE OF EXPIRATION:                                               ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF      IN YOUR FAVOR AVAILABLE BY PAYMENT AGAINST YOUR PRESENTATION TO US OF THE FOLLOWING DOCUMENT:

1.BENEFICIARY’S SIGNED AND DATED STATEMENT STATING AS FOLLOWS:

(a)                                 “The beneficiary hereby certifies that [INSERT TENANT} or its successors or assigns under the tease has defaulted in its obligations under the lease agreement, dated [INSERT LEASE DATE] by and between [INSERT TENANT] and [INSERT ARE ENTITY NAME] (as the same may be amended and assigned from time to time, the “Lease”) and that beneficiary is due the amount requested in this draw request.”

(b)                                 “The beneficiary hereby certifies that [INSERT TENANT], or its successors or assigns under the Lease has defaulted in its obligations under the Lease, that beneficiary is barred by applicable law from sending a notice of default and that beneficiary is due the amount requested in this draw request.”

OR

(c)                                  “The beneficiary is in receipt of the (INSERT BANKS NAME) notice of non-extension of the letter of credit no. (INSERT LETTER OF CREDIT NUMBER) (the “Letter of Credit”) and certifies that it is entitled to draw on the entire Letter of Credit.”

OR

(d)                                 “The beneficiary hereby certifies that           beneficiary is due the amount requested in this draw request pursuant to the terms and conditions of the Lease.”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND TO YOU A NOTICE BY REGISTERED OR CERTIFIED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND MAY 30, 2030.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE REQUIRED DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT:  SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF 210, SANTA CLARA, CA 95054, ATTENTION:  GLOBAL TRADE FINANCE.

FACSIMILE PRESENTATIONS ARE ALSO PERMITTED.  SHOULD BENEFICIARY WISH TO MAKE A PRESENTATION UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENTS, IF ANY.  EACH FACSIMILE TRANSMISSION SHALL BE MADE AT:  (408) 496-2418 OR (408) 969-6510:  AND UNDER CONTEMPORANEOUS TELEPHONE ADVICE TO:  (408) *** **** OR (408) *** ****, ATTENTION:  GLOBAL

TRADE FINANCE.  ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND FOR THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE.  AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT A DULY EXECUTED.  THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK.  [BENEFICIARY] [APPLICANT] SHALL PAY OUR TRANSFER FEE OF % OF [***]% OF THE TRANSFER AMOUNT (MINIMUM US$[***]) UNDER THIS LETTER OF CREDIT.  EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1)OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO

THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

EXHIBIT A

FORM OF TRANSFER FORM

DATE:

TO:	SILICON VALLEY BANK

	3003 TASMAN DRIVE	RE: IRREVOCABLE STANDBY LETTER OF CREDIT
	SANTA CLARA, CA 95054	NO. ISSUED BY
	ATTN: GLOBAL TRADE FINANCE	SILICON VALLEY BANK, SANTA CLARA
	STANDBY LETTERS OF CREDIT	L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW LTNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE.  TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE.  ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO EITHER (1) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OE TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IM WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

SINCERELY,	SIGNATURE AUTHENTICATED
The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.
(BENEFICIARY’S NAME)
(Name of Bank)
(SIGNATURE OF BENEFICIARY)
(Address of Bank)
(NAME AND TITLE)
(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)